Exhibit 10.11

EXECUTION COPY

THIS TRANSACTION FEE AGREEMENT is dated May 21, 2009 (this “Agreement”) and is among BU Financial Holdings LLC, a Delaware limited liability company (the “Company”), Blackstone Management Partners L.L.C. (“Blackstone”), Carlyle Investment Management L.L.C. (“Carlyle”), Centerbridge Advisors, LLC (“Centerbridge”) and WL Ross & Co. LLC (“WL Ross”). Each of Blackstone, Carlyle, Centerbridge and WL Ross are referred to herein as a “Key Party” and collectively as the “Key Parties”.

BACKGROUND

1.             BankUnited, an indirect wholly-owned subsidiary of the Company (“NewBank”), entered into a Purchase and Assumption Agreement (as amended, restated, supplemented or otherwise modified, the “P&A Agreement”) dated as of May 21, 2009, by and among NewBank, the Federal Deposit Insurance Corporation (the “FDIC”), as receiver of BankUnited, FSB (the “Failed Bank”), and the FDIC acting in its corporate capacity, pursuant to which NewBank will acquire certain assets and assume certain liabilities of the Failed Bank.

2.             The Key Parties have spent significant time and resources in connection with the transactions referred to above and certain other related transactions (collectively, the “Transactions”). The Key Parties have conducted financial and structural analysis, due diligence investigations, and negotiations in connection with the Transactions. Certain investment fund affiliates of the Key Parties (the “Key Investors”) will become beneficial owners of the Company. The Company believes that having the Key Investors as beneficial owners of the Company will be of substantial benefit to the Company and its subsidiaries.

3.             The Company believes that the benefits it derives from the Key Parties’ efforts as described above, and the Key Investors’ investments, warrant payment of the fees described in this Agreement.

AGREEMENT

The parties agree as follows:

SECTION 1.         Transaction Fees . In consideration of the Key Parties conducting the financial and structural analysis, due diligence investigations, and negotiations described above, the Company will pay to each Key Party, at the Effective Time (as defined herein), the following transaction fee:

(a)       to Blackstone a fee of $5,284,360.19;

(b)       to Carlyle a fee of $5,284,360.19;

(c)       to Centerbridge a fee of $4,146,919.43; and

(d)       to WL Ross a fee of $5,284,360.19.

Signature Page to Transaction Fee Agreement

SECTION 2.         Indemnification. The Company will indemnify and hold harmless each of the Key Parties, their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, whether joint or several (the “Liabilities”), related to, arising out of or in connection with this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses will be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

SECTION 3.         Effective Time. This Agreement will become effective (the “Effective Time”) as of the date hereof At the Effective Time, the Company will make the payments to the Key Parties pursuant to Section 1 by wire transfer of same-day funds to the bank account designated by the payee in writing.

SECTION 4.         Term. This Agreement will remain in effect as of and from the Effective Time until payment in full of the transaction fee described in Section 1 in accordance with Section 3. The provisions of Sections 2, 5 and 6 will survive the termination of this Agreement.

SECTION 5.         Permissible Activities. Subject to applicable law, nothing herein will in any way preclude the Key Parties or their affiliates (other than the Company or its subsidiaries and their respective employees) or their partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company, other than as set forth in that certain Amended and Restated Limited Liability Company Agreement of BU Financial Holdings LLC dated as of May 21, 2009 by and among the Company and the other parties signatories thereto (including, without limitation, Sections 3.7(c) and (d) thereof); provided, that this section shall not be construed to authorize the breach of any commitment or of any rebuttal of control agreement made by a Key Investor with the Office of Thrift Supervision or Federal Deposit Insurance Corporation.

SECTION 6.         Miscellaneous

(a)       No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)       Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to Blackstone:

Blackstone Management Partners L.L.C.

345 Park Avenue

31st Floor

New York, New York 10154

Attention: Chinh E Chu

Facsimile: (212) 583-3722

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William R Dougherty

Facsimile: (212) 455-2502

if to Carlyle:

c/o The Carlyle Group

520 Madison Avenue

New York, New York 10022

Attention: John C. Redett

Facsimile: (212) 813-4789

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Maripat Alpuche

Facsimile: (212) 455-2502

if to Centerbridge:

Centerbridge Advisors, LLC

375 Park Avenue

New York, New York 10152

Attention: Lance West

Facsimile: (212) 672-4562

with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Wilson S. Neely

Caroline B. Gottschalk

Facsimile: (212) 455-2502

if to WL Ross:

WL Ross & Co. LLC

1166 Avenue of the Americas

New York, New York 10035

Attention: Michael J. Gibbons (CFO)

Wachtell, Lipton, Rosen & Katz

51 West 52na Street

New York, New York 10019

Attention:              Nicholas G. Demmo

 Matthew M. Guest

Facsimile: (212) 403-2000

if to the Company:

BU Financial Holdings LLC

32 Adelaide Ave

East Moriches, New York 11940

Attention: John Kanas

Facsimile: (631) 874-3549

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

(c)       This Agreement will constitute the entire agreement between the parties with respect to the subject matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)       This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and the Federal courts of the United States of America located in the State of New York, Borough of Manhattan, in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in any such court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(e)       Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications expressed above.

(f)        The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted transferees and their respective successors, each of which permitted transferees will agree, in writing in form and substance satisfactory to the Key Parties, to become a party hereto and be bound to the same extent as its transferor hereby. Subject to the next sentence, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Key Investors and their and the Key Parties’ affiliates and partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 2 of this Agreement.

(g)       This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

(h)       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to executed, this Transaction Fee Agreement on the date first written above.

BU FINANCIAL HOLDINGS LLC

By:	/s/ John A. Kanas
Name: John A. Kanas
Title:

Signature Page to Transaction Fee Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to executed, this Transaction Fee Agreement on the date first written above.

BLACKSTONE MANAGEMENT PARTNERS L.L.C.

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Senior Managing Director

Signature Page to Transaction Fee Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to executed, this Transaction Fee Agreement on the date first written above.

CARLYLE INVESTMENT MANAGEMENT L.L.C.

By:	/s/ Daniel A. D’Anrello
Name: Daniel A. D’Anrello
Title: Managing Director

Signature Page to Transaction Fee Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to executed, this Transaction Fee Agreement on the date first written above.

CENTERBRIDGE ADVISORS, LLC

By:	Centerbridge Partners, L.P., its sole member

By:	Centerbridge Partners Holdings, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

Signature Page to Transaction Fee Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to executed, this Transaction Fee Agreement on the date first written above.

WL ROSS & CO. LLC

By:	/s/ Wilbur L. Ross, Jr.
Name:
Title:

Signature Page to Transaction Fee Agreement